As filed with the Securities and Exchange Commission on November 7, 2007
Registration No. 333-100858

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BMC Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-21226120
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
2101 CityWest Boulevard
Houston, Texas 77042-2827
(713) 918-8800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
BMC Software, Inc. 2002 Employee Incentive Plan
(Full title of the plan)
Denise M. Clolery
Senior Vice President, General Counsel & Secretary
BMC Software, Inc.
2101 CityWest Boulevard
Houston, Texas 77042-2827
(713) 918-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE
Carry Forward of Securities
The BMC Software, Inc. (the “Company”) 2007 Incentive Plan covers up to 18,250,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”). As disclosed in the Company’s 2007 Proxy Statement, which sought the approval of the Company’s stockholders for the 2007 Incentive Plan, the total number of shares of Common Stock available for awards pursuant to the 2007 Incentive Plan included any shares remaining available for issuance but not yet issued as of August 21, 2007 from the Company’s 2000 Employee Stock Incentive Plan and the Company’s 2002 Employee Incentive Plan. As of August 21, 2007, 58,604 shares of Common Stock remained available for issuance, but had not been issued as of such date, from the Company’s 2002 Employee Incentive Plan. The Company is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-100858) filed with the Securities and Exchange Commission on October 30, 2002 to carry forward 58,604 shares from the Company’s 2002 Employee Incentive Plan to the Company’s 2007 Incentive Plan and the associated filing fee previously paid by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of November, 2007.

BMC SOFTWARE, INC.
By: /s/ CHRISTOPHER C. CHAFFIN
Christopher C. Chaffin
Senior Legal Counsel & Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ B. GARLAND CUPP B. Garland Cupp	Chairman of the Board	November 7, 2007

/s/ ROBERT E. BEAUCHAMP Robert E. Beauchamp	President and Chief Executive Officer and Director	November 7, 2007

/s/ STEPHEN B. SOLCHER Stephen B. Solcher	Senior Vice President and Chief Financial Officer	November 7, 2007

/s/ T. CORY BLEUER T. Cory Bleuer	Vice President, Controller & Chief Accounting Officer	November 7, 2007

/s/ JON E. BARFIELD Jon E. Barfield	Director	November 7, 2007

/s/ GARY L. BLOOM Gary L. Bloom	Director	November 7, 2007

/s/ MELDON K. GAFNER Meldon K. Gafner	Director	November 7, 2007

/s/ L.W. GRAY L.W. Gray	Director	November 7, 2007

/s/ P. THOMAS JENKINS P. Thomas Jenkins	Director	November 7, 2007

/s/ KATHLEEN A. O’NEIL Kathleen A. O’Neil	Director	November 7, 2007

/s/ GEORGE F. RAYMOND George F. Raymond	Director	November 7, 2007

Signature	Title	Date

/s/ THOMAS J. SMACH Thomas J. Smach	Director	November 7, 2007

/s/ TOM C. TINSLEY Tom C. Tinsley	Director	November 7, 2007